UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 2, 2011

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers.

On September 2, 2011, Heartland Express, Inc. (the "Company") issued a press release announcing that Russell Gerdin, the Company's Chairman and Chief Executive Officer retired for health reasons, effective immediately. Michael Gerdin, the Company's President, was named Chief Executive Officer and Chairman of the Board.

Mr. Michael Gerdin, 41, has served as President since May of 2006 and as a Board member since May of 1996. Mr. Michael Gerdin served as the Company's Vice President of Regional Operations from January 2001 until May 2006. In addition he previously served as President of A & M Express, Inc., a wholly-owned subsidiary of the Company, from September 1998 through December 2000. From July 1997 to September 1998, Mr. Michael Gerdin coordinated the operations departments of Heartland Express and A & M Express. From 1992 until July 1997, Mr. Michael Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, and driver recruiting departments. Michael J. Gerdin is the son of Russell A. Gerdin. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Michael Gerdin and the Company that are required to be reported.

The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated September 2, 2011 with respect to the retirement of the Company's CEO and Chairman of the Board and appointment of the Company's new
CEO and Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	September 2, 2011	BY:/s/John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated September 2, 2011 with respect to the retirement of the Company's CEO and Chairman of the Board and appointment of the Company's new
CEO and Chairman of the Board.